Exhibit 99.1

ALLIANCE MMA 590 MADISON AVENUE NEW YORK, NY 10022 www.rubensteinpr.com RUBENSTEIN PUBLIC RELATIONS CONTACT: KRISTIE GALVANI 212-805-3005 KGALVANI@RUBENSTEINPR.COM

ALLIANCE MMA, INC. RETAINS KINGS HIGHWAY MEDIA

AS STRATEGIC MEDIA RIGHTS CONSULTANCY

SPORTS ENTERTAINMENT VETERAN ANDREW WHITAKER TO HELM GLOBAL EFFORT

AND IMPLEMENTATION

NEW YORK, NY – February 28, 2017 – Alliance MMA, Inc. ("Alliance MMA" or the "Company") (NASDAQ: AMMA), the largest group of regional mixed martial arts (MMA) sports organizations in the U.S., announced today the retention of Kings Highway Media, LLC for the purposes of domestic and international omni-channel media rights distribution. The partnership supports Alliance MMA’s focus on key revenue drivers including live events, content and sponsorships.

Kings Highway Media, founded in 2012 and led by Managing Partner Andrew Whitaker, is

headquartered in Rowayton, CT. Alliance MMA, headquartered in New York City, currently holds more than 60 events a year, with plans to execute over 125. Regionally, Alliance MMA can be seen on CBS Sports Net (Cage Fury Fighting Championships’ CFFC63 airs this Thursday at 10:30pm) and Comcast SportsNet Chicago.

“Kings Highway understands there are so many ways to deliver content today. The amount of time spent daily in front of screens, and answering the questions of who is watching those screens and most critically, what devices they are watching on, all come into play,” said Robert Haydak, President of Alliance MMA. “We are confident Kings Highway will pursue all the right avenues for us.”

Andrew Whitaker, Kings Highway’s Managing Partner, is notable for his success in creating and then leveraging the international market and its appetite for the professional wrestling organization, World Wrestling Entertainment, Inc. (NYSE: WWE). He, along with his team, currently consults for a global clientele, which includes rugby union, cricket, horse racing, boxing, wrestling and select media rights agencies.

“Alliance MMA intends to take their linear and non-linear content to new markets globally, and Kings Highway looks forward to sitting down with our friends worldwide to introduce them to all that is Alliance MMA. We couldn’t be more excited.” said Whitaker.

Alliance MMA currently operates eight regional MMA promotions across the country: Atlantic City-based Cage Fury Fighting Championship (CFFC), Washington-based Combat Games MMA (COGA), Chicago-based Hoosier Fight Club (HFC), Memphis-based V3 Fights, Baltimore-based Shogun Fights, Ohio-based Iron Tiger Fight Series (IT Fight Series), Miami-based Fight Time Promotions, as well as a San Diego-based promotion. The Company expects to acquire up to twelve additional MMA promotions over the next eight months.

About Alliance MMA, Inc.

Alliance MMA (NASDAQ:AMMA) is a mixed martial arts organization offering premier promotional opportunities for aspiring mixed martial arts (MMA) fighters who wish to advance to the sport's highest level of professional competition. Alliance MMA's mission is to identify and cultivate the next generation of fighters and champions for the Ultimate Fighting Championship (UFC) and other premier MMA promotions.

With some of the world’s leading MMA promotions under the Alliance MMA umbrella, the organization aims eventually to host in excess of 125 events per year, showcasing more than 1,000 fighters. Alliance MMA is also dedicated to generating live original sports media content, attracting an international fan base, and securing major brand sponsorship revenue for live MMA events, digital media and Alliance MMA fighters.

MMA is the world’s fastest growing sport with worldwide fans of approximately 300 million according to sports marketing research firm Repucom. MMA is a full contact sport that allows a wide range of fighting techniques, including striking and grappling from various martial arts and disciplines including Boxing, Wrestling, Brazilian Jiu Jitsu, Karate and Muay Thai. Professional MMA fights are legal and regulated by state athletic commissions in all 50 states.

Alliance MMA, Inc. was incorporated in 2015 for the purpose of acquiring businesses that engage in the promotion of mixed martial arts (MMA) events. In 2016, the company completed an initial public offering that culminated in a listing on the NASDAQ stock exchange. Alliance MMA is the only mixed martial arts promotion company that is publicly-traded.

For more information visit, www.alliancemma.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. These statements relate to anticipated future events, future results of operations or future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “might,” “will,” “should,” “intends,” “expects,” “plans,” “goals,” “projects,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology. Actual results may differ materially from historical results or those indicated by these forward-looking statements as a result of a variety of factors including, but not limited to, those discussed under the heading “Risk Factors” in our registration statement on Form S-1 (Registration No. 333-213166) declared effective by the Securities and Exchange Commission on September 2, 2016. Alliance MMA encourages you to review other factors that may affect its future results in Alliance MMA’s registration statement and in its other filings with the Securities and Exchange Commission.

Contacts

Alliance MMA, Inc.

James Platek, 212-739-7825, x707

Director, Investor Relations

Or

Rubenstein Public Relations

Kristie Galvani, 212-805-3005

kgalvani@rubensteinpr.com